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                                                                    Exhibit 99.1


SECTION 906 STATEMENT:

We, Jeffrey P. Krasnoff and Shelly Rubin, certify that the report of LNR Property Corporation on Form 10-Q for the quarter ended February 28, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that information contained in the Form 10-Q for the quarter ended February 28, 2003 fairly presents, in all material respects, the financial condition and results of operations of the issuer.



April 14, 2003                  /s/ Jeffrey P. Krasnoff
                                ------------------------------
                                Jeffrey P. Krasnoff
                                President and Chief Executive Officer
                                (Principal Executive Officer)



                                /s/ Shelly Rubin
                                ----------------------------------
                                Shelly Rubin
                                Vice President and Chief Financial Officer
                                (Principal Financial Officer)



A signed original of this written statement required by Section 906 has been provided to LNR Property Corporation and will be retained by LNR Property Corporation and furnished to the Securities and Exchange Commission or its staff upon request.